Exhibit 10.1

June 3, 2025

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (the “Amendment”) is made and entered into as of June 3, 2025 (the “Effective Date”) by and between Giri Devanur (“Mr. Devanur”) and reAlpha Tech Corp., a Delaware corporation (the “Company”).

WHEREAS, the Company and Mr. Devanur are parties to an employment agreement dated April 11, 2023, as amended by amendment no. 1 to employment agreement dated as of February 1, 2024 (as so amended, the “Employment Agreement”) (capitalized terms used herein, and not otherwise defined, shall have the respective meanings ascribed to them in Employment Agreement); and

WHEREAS, the Company and Mr. Devanur wish to amend the Employment Agreement to reflect changes in Mr. Devanur’s role and terms of employment as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Amendments to the Employment Agreement. Effective as of the Effective Date, the Employment Agreement shall be hereby amended as follows:

1.1 All references to the term “Employee” in the Employment Agreement shall be deleted and replaced with the name “Mr. Devanur.” Accordingly, the term “Employee” is hereby deleted from the defined terms in the Employment Agreement, and all references to such term throughout the Employment Agreement shall be deemed to refer to Mr. Devanur.

1.2 Section 1 of the Employment Agreement shall be amended and restated in its entirety as follows:

“Title and Job Duties

(a)	Subject to the terms and conditions set forth in this Agreement, the Board of Directors of the Company (the “Board”) wishes to appoint Giri Devanur (“Mr. Devanur”) as the Executive Chairman (“Executive Chairman”) of the Board and he will report solely and directly to the Board. In his capacity as Executive Chairman, Mr. Devanur shall have the duties, authorities and responsibilities ascribed to the Chairman in the Company bylaws, and, in addition, shall have such duties and responsibilities as are customarily assigned to persons serving in active Executive Chairman roles and such other duties and responsibilities as may be delegated from time to time by the Board, including, without limitation, providing strategic guidance to the chief executive officer and senior management of the Company, assisting with key stakeholder relationships, and supporting the execution of the Company’s long-term vision.

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(b)	Mr. Devanur agrees to devote the time, attention, and energy reasonably necessary to fulfill the responsibilities of an Executive Chairman. Mr. Devanur may continue to engage in other professional or personal activities; provided, that such activities do not: (i) materially interfere or conflict with the Mr. Devanur’s duties hereunder, (ii) create a potential business or fiduciary conflict and (iii) include the engagement in, investment in or participation in (whether as an owner, employee, officer, director, manager, consultant, independent contractor, agent, partner, advisor, or in any other capacity) any business of a competitor real estate technology company. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the acquisition as a passive investment of not more than five percent (5%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter and shall not be deemed to prohibit the acquisition of any shares of capital stock of Company.”

1.2 Section 9(a) of the Employment Agreement shall be amended and restated as follows:

Mr. Devanur will not, for a period of two (2) years following the termination of his service as Executive Chairman for any reason (the “Restricted Period”), directly or indirectly, for himself or on behalf of or in conjunction with any other person or entity, engage in, invest in or otherwise participate in (whether as an owner, employee, officer, director, manager, consultant, independent contractor, agent, partner, advisor, or in any other capacity) any business of a competitor real estate technology company (such business, the “Restricted Business”). Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the acquisition as a passive investment of not more than five percent (5%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter and shall not be deemed to prohibit the acquisition of any shares of capital stock of Company.

2. Ratification. Except as specifically modified herein, all terms and conditions of the Employment Agreement are hereby ratified and remain in full force and effect.

3. Governing Law: Jurisdiction and Venue. This Amendment, for all purposes, shall be construed in accordance with the laws of the State of Ohio without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Amendment shall be brought only in a state or federal court located in the State of Ohio. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

4. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by an e-mail, which contains a copy of an executed signature page such as a portable document format (.pdf) file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such e-mail of an executed signature page such as a .pdf signature page were an original thereof.

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Confidential	people@realpha.com

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

REALPHA TECH CORP.		GIRI DEVANUR

By:	/s/ Piyush Phadke	By:	/s/ Giri Devanur

Name:	Piyush Phadke	Date:	June 3, 2025

Title:	Chief Financial Officer

Date:	June 3, 2025

Confidential	people@realpha.com